SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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RADIOLOGIX, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3600 JPMorgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-2776

Telephone (214) 303-2776

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 1, 2006

To our stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radiologix, Inc., a Delaware corporation (the “Company”), will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776, on Thursday, June 1, 2006, at 9:00 a.m., local time, for the following purposes:

(1)	To elect seven individuals to serve as directors until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

(3)	To transact any other business that may properly come before the meeting or any adjournments of the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

Stockholders of record at the close of business on April 20, 2006, are entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to be present. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed in the United States. Proxies forwarded by or for brokers or fiduciaries should be returned in accordance with their instructions to you.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael L. Silhol
Senior Vice President, General Counsel and Secretary

Dallas, Texas

April 24, 2006

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2006

SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

The Board of Directors of Radiologix, Inc. (“Radiologix” or the “Company”) is soliciting the accompanying proxy card for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, June 1, 2006, at 9:00 a.m., local time (the “Annual Meeting”) and at any adjournments of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776. The Company’s telephone number is (214) 303-2776. This proxy statement, the accompanying proxy card, and a copy of the Company’s 2005 Annual Report to Stockholders are first being sent or given to stockholders on or about April 28, 2006.

Record Date; Outstanding Shares

Stockholders of record at the close of business on April 20, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments. On the Record Date, 22,242,417 shares of the Company’s Common Stock, par value $.0001 per share (“Common Stock”), were issued and outstanding.

Revocability of Proxies

Any proxy given in response to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked before they are voted at the Annual Meeting by (i) filing a written notice of revocation bearing a later date than the accompanying proxy card with the Company’s Secretary (Michael L. Silhol), (ii) executing a later dated proxy card relating to the same shares and delivering it to the Company’s Secretary before or at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Voting and Solicitation

Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters submitted for a vote at the Annual Meeting. Cumulative voting for directors is not permitted. Signed but unmarked proxies will be voted in favor of the proposals described in this proxy statement.

Radiologix will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, Radiologix may solicit proxies by personal interview, telephone, and similar means. No director, officer, or employee of Radiologix will be specially compensated for these activities. The Company has engaged D.F. King & Co., Inc. to aid in the solicitation of proxies and distribution of proxy materials to certain stockholders for a fee of $10,000 plus reasonable out-of-pocket expenses.

Quorum; Abstentions, Broker Non-Votes

The required quorum for transacting business at the Annual Meeting is the presence in person or by proxy of a majority of the shares eligible to be cast by holders of Common Stock issued and outstanding on the

Record Date. Shares voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. They are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”).

Abstentions will be counted to determine the total number of Votes Cast with respect to a proposal (other than the election of directors).

Brokers who hold shares in street name for customers generally may not vote on certain matters unless they have received instructions from beneficial owners. Brokers who do not receive instructions, however, may vote on the election of directors. In this proxy statement, “broker non-votes” means votes that brokers could have cast on other matters with respect to uninstructed shares if the brokers had received their customers’ instructions. Broker non-votes will be counted to determine the presence or absence of a quorum, but will not be counted in determining the number of Votes Cast with respect to a particular proposal on which a broker has expressly not voted. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on the business items described in the accompanying Notice of Annual Meeting of Stockholders.

PROPOSAL I: ELECTION OF DIRECTORS

Nominees

Radiologix’s Board of Directors currently consists of six members, each of whom is a nominee for re-election at the Annual Meeting. The Board of Directors has determined to increase the size of the Board to seven members, contingent upon the election of an additional nominee at the 2006 Annual Meeting. Unless otherwise instructed, the proxy holders will vote all proxies received FOR the Company’s nominees named below. If any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. Radiologix is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

The nominees’ names and certain information about each of them are set forth below.

Name	Age	Current Position	Director Since

Sami S. Abbasi	41	President, CEO, and Director	2005
Marvin S. Cadwell[2,3]	63	Chairman of the Board and Director	2002
Paul D. Farrell[1,3]	42	Director	2000
John Gunn[1]	62	Director	2004
Joseph C. Mello[1,2,3]	47	Director	2001
Michael L. Sherman, M.D.[2]	63	Director	1997
Kent Marquardt	54	Nominee	N/A

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation and Stock Plan Administration Committee of the Board of Directors.

(3)	Member of the Nominations and Governance Committee of the Board of Directors.

Sami S. Abbasi was appointed President and Chief Executive Officer in November 2004 and a director in February 2005. He served as Executive Vice President and Chief Operating Officer from October 2003 until November 2004 and as Executive Vice President and Chief Financial Officer from December 2000 until March 2004. From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, he was Senior Vice President and Chief Financial Officer of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, he held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in Economics from the University of Pennsylvania.

Marvin S. Cadwell has served as a director of Radiologix since June 2002. He was appointed Chairman of the Board in December 2002 and serves as Chairman of the Nominations and Governance Committee of the Board. He was the Company’s interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provided internet software. From August 1995 until September 2000, Mr. Cadwell was President, Chief Executive Officer and a director of Shared Medical Systems Corporation, an international supplier of systems to healthcare providers. He served as President and a director of that company starting in April 1995, and held a series of executive positions for various operations starting in 1975. Since July 2003, he has served as a director of ChartOne, Inc., a private company that provides patient chart management services to the health industry. Since 2001, Mr. Cadwell has also served as a director of Concuity, Inc., which provides contract management software to hospitals. He received his B.S. in Management from Wayne State University.

Paul D. Farrell (CFA) has been a Radiologix director since 2000. He serves as Chairman of the Audit Committee of the Board of Directors. From November 2001 to January 2003, he served as Senior Vice President of Pequot Capital, a private investment advisory firm. He became a principal of Pequot Capital in January 2003 and Managing Director in 2004. From February 2000 to November 2001, Mr. Farrell was a partner with WR Capital Partners, an investment partnership focused on leveraged investments in private and public small capitalization companies. From August 1991 until he joined WR Capital Partners, Mr. Farrell was employed at Goldman Sachs & Co. as a Managing Director and Chief Investment Officer of the U.S. value investment team. Prior to joining Goldman Sachs & Co., Mr. Farrell served as a Managing Director at Plaza Investments, the investment subsidiary of GEICO Corp., a major insurance company. From June 1986 through January 1991, Mr. Farrell was a Vice President of Goldman Sachs & Co. in the investment research department and was responsible for forming that firm’s Emerging Growth Research Group. Mr. Farrell also serves as a director of General Devices, Inc. Mr. Farrell received his B.A. and M. A. in Economics from Yale University in 1985.

John R. Gunn has been a Radiologix director since September 2004. Since 1987, Mr. Gunn has served as the executive vice president and chief operating officer of Memorial Sloan-Kettering Cancer Center, a cancer research and treatment center in New York. Mr. Gunn also serves on the boards of Memorial Sloan-Kettering Cancer Center, the Deveraux Foundation, and the Greater New York Hospital Association. and was also a director of Empire BlueCross BlueShield insurance company from March 1993 to November 2002. He was a director of health insurer WellChoice, Inc., and its predecessor companies, from March 1993 to December 2005. Mr. Gunn served in other management positions at Memorial Sloan-Kettering Cancer Center from 1982 to 1987. Previously, he was the Vice President, Finance at Michael Reese Hospital and Medical Center in Chicago. Mr. Gunn began his career with Peat, Marwick, Mitchell & Co. and is a Fellow of the Institute of Chartered Accountants in England and Wales.

Joseph C. Mello has been a Radiologix director since 2001. He serves as Chairman of the Compensation and Stock Plan Administration Committee of the Board of Directors. Mr. Mello has been Chief Operating Officer of Davita, Inc., a public company engaged in the business of owning and operating dialysis centers, since June 2000. Prior to joining Davita, Inc., he served as President and Chief Executive Officer of Vivra Asthma & Allergy from April 1998 to June 2000. From August 1994 to April 1998, Mr. Mello held various positions with MedPartners, Inc., including Senior Vice President/ Chief Operating Officer - Southeastern region from March 1997 to April 1998. Prior to joining MedPartners, Mr. Mello was a partner with KPMG LLP.

Michael L. Sherman, M.D., F.A.C.R., has been a Radiologix director since 1997. He served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active practice in 2005. Radiologix has a contractual relationship with Advanced Radiology, P.A. Dr. Sherman has broad experience in the medical and business aspects of radiology. In addition, Dr. Sherman is a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C. market. He also serves on the board of MedStar Health’s captive insurance company, Greenspring Financial Insurance Limited, Inc. Dr. Sherman is also a Senior Advisor for healthcare at FOCUS Enterprises, a Washington, D.C.-based investment banking firm. He graduated from Duke University and the University of Maryland Medical School, where he also received his radiology training.

Kent S. Marquardt is Executive Vice President and Chief Financial Officer of Premera Blue Cross, Inc., a regional insurance and managed care company. Prior to that position, he was Chief Executive Officer of American Dental Specialists, Inc., a start up, multi-specialty dental support company. From 1995 to 1998, Mr. Marquardt held senior positions with MedPartners, Inc., a large, publicly held physician practice management company. Mr. Marquardt was Chief Financial Officer of PriMed Management Consulting, Inc., an independent physician association and physician contracting network in California from December 1994 to December 1995. Prior to that position, Mr. Marquardt was a health care management consulting partner with KPMG, LLP. Mr. Marquardt obtained his MBA from the University of Wisconsin and a BBA from the University of Wisconsin-Whitewater. Mr. Marquardt was recommended to the Nominations and Governance Committee by an independent director.

Vote Required

The affirmative vote of a plurality of the Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

MEETINGS OF DIRECTORS AND COMMITTEES

Radiologix is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting Radiologix and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. The Board met six times during 2005. Each member of the Board participated in at least 75% of all Board and applicable committee meetings held. Directors are encouraged to attend the Annual Meeting. Three directors attended Radiologix’s 2005 Annual Meeting of Stockholders.

The Board has established Audit, Compensation and Stock Plan Administration, and Nominations and Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members, and the number of meetings held during 2005 are described below. The Board of Directors has determined that all members of its committees are independent directors under Securities and Exchange Commission rules and under American Stock Exchange listing standards, except for Dr. Sherman, who was appointed to the Compensation and Stock Plan Administration Committee in 2004. The Board determined that exceptional and limited circumstances exist that require his membership on the Compensation and Stock Plan Administration Committee to best serve the interests of the Company and its stockholders. In addition, the Board has determined that Mr. Farrell qualifies as an “audit committee financial expert” under Securities and Exchange Commission rules. The Board has adopted a written charter for each committee, available on our website at www.radiologix.com.

Audit Committee.  The Audit Committee:  (i) appoints Radiologix’s independent registered public accounting firm and monitors that firm’s independence; (ii) reviews Radiologix’s policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (iii) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for those services; and (iv) reviews and considers whether to approve all transactions between Radiologix and any of its officers, directors, or other affiliates. Members of the Audit Committee are Paul D. Farrell, Joseph C. Mello, and John R. Gunn. Mr. Farrell serves as Chairman of the Audit Committee. The Audit Committee met eight times during 2005.

Compensation and Stock Plan Administration Committee.  The Compensation and Stock Plan Administration Committee (the “Compensation Committee”) establishes salaries and other compensation of Radiologix executive officers. It also determines the allocation of stock options to be granted to employees under the Company’s 2004 Long-Term Incentive Compensation Plan. Members of the Compensation Committee are Marvin S. Cadwell, Joseph C. Mello, and Michael L. Sherman, M.D. Mr. Mello serves as Chairman of the Compensation Committee. The Compensation Committee met six times during 2005.

Nominations and Governance Committee.  The Nominations and Governance Committee (the “Nominations Committee”) assesses the Board’s effectiveness, develops the Board’s governance policies and provides recommendations to the Board regarding persons qualified to serve on the Company’s Board of Directors, any of its committees, or as an executive officer. Members of the Nominations Committee are Marvin S. Cadwell, Paul D. Farrell, and Joseph C. Mello. Mr. Cadwell serves as Chairman of the Nominations Committee. The Nominations Committee met four times in 2005.

The Nominations Committee does not have a formal process of identifying nominees for director or a policy with regard to the consideration of director candidates recommended by security holders. Director nominees have normally been identified based upon suggestions by outside directors, management members, or stockholders. The Board of Directors believes that the informal process has been adequate given the Company’s size and given the historically small number of candidates recommended by stockholders. All nominees, regardless of how they are nominated, are evaluated using criteria to ensure the Board is operationally effective and meets Securities and Exchange Commission and American Sock Exchange regulations concerning the composition of public company boards and committees.

Generally, Radiologix’s director selection criteria include: integrity; high level of relevant education or relevant business experience; broad-based business acumen; understanding of our business and industry; capacity for independent and strategic thinking and willingness to share ideas; ability to work as a constructive member of a team for the benefit of stockholders; willingness to participate in the Board and its activities; and diversity of experiences, expertise and backgrounds among board members. Additionally, in selecting directors, the Nominations Committee has identified the following criteria that should be represented on the Board: public company directorship or executive management; health care operations, particularly in the ambulatory or diagnostic imaging setting; health care information technology; healthcare finance; health insurance/payor experience; public company financial and auditing experience; diagnostic imaging operations experience; and radiology medicine.

If a stockholder wishes to propose a nominee for board membership at an annual meeting, the name of that nominee and related personal and other information as indicated in the Company’s bylaws must be forwarded to Radiologix, in care of the Company’s Secretary, at least 60 days before the annual meeting to assure time for meaningful consideration by the Board of Directors.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been appointed as the Company’s independent registered public accounting firm for 2006, subject to stockholder ratification. Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm for 2005, are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

Audit Committee Report

The Audit Committee met and held discussions with management, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements and internal control over financial reporting with both management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP their independence. The Audit Committee considered the services that Ernst & Young LLP performed for Radiologix during 2005 other than in conjunction with the audit and review of its consolidated financial statements and determined that those services are compatible with maintaining Ernst & Young LLP’s independence.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP, and the Audit Committee’s review of management’s representation and Ernst & Young LLP’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for 2005, filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul D. Farrell (Chairman)

Joseph C. Mello

John R. Gunn

Independent Auditor Fees

The following table presents information about fees that Ernst & Young LLP charged Radiologix to audit its annual financial statements for 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those years.

	2005	2004
Audit Fees[1]	$534,942	$676,495
Audit-Related Fees[2]	—	27,545
Tax Fees[3]	20,805	134,380

Subtotal	555,747	838,420

All Other Fees	—	—

Total	$555,747	$838,420

(1)	Audit Fees include fees billed for the audit of Radiologix’s consolidated financial statements for the years ended December 31, 2005, and 2004; the audit of management’s assessment included in Management’s Report on Internal Control Over Financial Reporting as of December 31, 2005; and reviews of the consolidated financial statements included in Radiologix’s Quarterly Reports on Form 10-Q during the applicable years.

(2)	Audit-Related Fees include fees billed for preparation assistance in 2004 to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees include fees billed for services provided to calculate estimated tax payments and to prepare federal, state, and local income and franchise tax returns and related tax services.

Pre-approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may delegate pre-approval authority to one or more of its members, provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The enclosed proxy card confers on the proxy holders discretionary authority to vote on other business that may properly come before the Annual Meeting, including matters as to which Radiologix did not receive notice a reasonable time before this proxy statement is mailed, and including a motion, if any, to adjourn the meeting to provide more time to solicit additional votes. Management knows of no other such business. If any other business properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as Radiologix may recommend.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of the Common Stock as of April 14, 2006, by (i) all persons known to Radiologix to own beneficially more than 5% of the outstanding Common Stock, (ii) each Radiologix director and nominee for director, (iii) each Radiologix executive officer, and (iv) all Radiologix directors and executive officers as a group. See “Executive Compensation — Stock Option Grants and Exercises” for additional information about options that are not currently exercisable.

Name[1]	Shares of Common Stock Beneficially Owned[2]	Percentage of Outstanding Common Stock Beneficially Owned
Sami S. Abbasi[3]	970,829	4.4%
Marvin S. Cadwell[4]	88,000	*
Paul D. Farrell[5]	121,000	*
Stephen M. Forthuber[6]	94,249	*
John R. Gunn	—	*
Joseph C. Mello[7]	43,166	*
Michael N. Murdock[8]	53,333	*
Michael L. Sherman, M.D.[9]	179,239	*
Michael L. Silhol[10]	50,000	*
All directors and executive officers as a group (9 persons)[11]	1,611,479	7.2%

Contrarian Capital Management LLC[12] 411 West Putnam Avenue, Suite 225 Greenwich, CT 06830	3,824,150	17.5%

Goldman Sachs Asset Management, L.P.[13] The Goldman Sachs Group, Inc. 10 Hanover Square New York, NY 10005	2,536,972	11.3%

Trinad Capital Master Fund, Ltd.[14] 2121 Ave. of the Stars, Suite 1650 Los Angeles, CA 90067 and	2,313,300	10.3%
Strategic Turnaround Equity Partners, L.P. 720 Fifth Avenue, 9th Floor New York, New York 10019

MidOcean Capital Partners SB, L.P.[15] 345 Park Avenue, 16th Floor New York, NY 10154	1,593,040	6.7%

*	Less than one percent.

(1)	The address of all individuals named in the table is c/o Radiologix, Inc., 3600 JPMorgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776.

(2)	Beneficial ownership includes voting or investment power with respect to securities in accordance with rules of the Securities and Exchange Commission. Common Stock issuable within 60 days upon exercise or conversion of an option or other security is deemed outstanding and to be beneficially owned by the option or other security holder to compute the holder’s percentage ownership. It is not deemed outstanding in computing the percentage ownership of any other person. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table has sole voting and investment power over all shares shown as beneficially owned by that stockholder.

(3)	Includes options to purchase 670,829 shares that Mr. Abbasi can exercise within 60 days. The remaining shares included in the table are restricted and subject to forfeiture if Mr. Abbasi’s employment with Radiologix terminates before November 2007.

(4)	Includes options to purchase 80,000 shares that Mr. Cadwell can exercise within 60 days.

(5)	Includes options to purchase 50,000 shares that Mr. Farrell can exercise within 60 days.

(6)	Includes options to purchase 94,249 shares that Mr. Forthuber can exercise within 60 days.

(7)	Includes options to purchase 40,000 shares that Mr. Mello can exercise within 60 days.

(8)	Includes options to purchase 53,333 shares that Mr. Murdock can exercise within 60 days.

(9)	Includes options to purchase 110,000 shares that Dr. Sherman can exercise within 60 days.

(10)	Includes options to purchase 50,000 shares that Mr. Silhol can exercise within 60 days.

(11)	Includes options to purchase 1,148,411 shares that all directors and executive officers as a group can exercise within 60 days.

(12)	Contrarian Capital Management, L.L.C. is an investment adviser that holds the shares included in the table in accounts under its management and control. An account in the name of Contrarian Equity Fund, L.P. owns more than 5% of Radiologix’s outstanding Common Stock. Contrarian Capital Management, L.L.C. has sole voting and sole dispositive power over 125,052 shares included in the table. It shares voting and dispositive power over 3,699,098 shares included in the table. The information included in the table and in this footnote is derived from Contrarian Capital Management, L.L.C.’s Schedule 13G filed with the Securities and Exchange Commission on November 15, 2004.

(13)	Goldman Sachs Asset Management, L.P. has sole voting power over 904,648 shares included in the table, shared voting power over 1,609,502 shares included in the table, sole dispositive power over 1,543,001 shares included in the table, and shared dispositive power over 1,609,501 shares included in the table. Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Equity Fund has shared voting power over 1,609,501 shares include in the table and shared dispositive power over 1,609,501 shares included in the table. The information included in the table and in this footnote is derived from Amendment No. 4 to Goldman Sachs Asset Management, L.P.’s Schedule 13G/A filed with the Securities and Exchange Commission on December 31, 2005.

(14)	Trinad Capital Master Fund Ltd., Trinad Management, LLC, Robert Ellin, Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC, Gary L. Herman and Bruce Galloway have filed a joint Schedule 13D/A with the Securities and Exchange Commission. Trinad Capital Master Fund Ltd, a Cayman Islands Corporation, is a hedge fund investing in micro-cap companies. Trinad Management, LLC is a Delaware limited liability company principally engaged as the general partner of Trinad Capital Master Fund Ltd. Robert Ellin is a citizen of the United States and (i) a managing member of Trinad Management, LLC, (ii) the holder of 66% of the membership interests in Trinad Management, LLC, and (iii) the holder of approximately 9% of the partnership interests in Trinad Capital Ltd. Trinad Capital Master Fund Ltd., Trinad Management, LLC and Robert Ellin have shared dispositive and voting power over 1,717,500 shares included in the table.

Strategic Turnaround Equity Partners, L.P., is a Delaware limited liability partnership and is a fund focused on investing primarily in undervalued public equities. Galloway Capital Management LLC is a Delaware limited liability company principally engaged in serving as the general partner of Strategic Turnaround Equity Partners, L.P. Gary L. Herman and Bruce Galloway are citizens of the United States and (i) managing members of Galloway Capital Management LLC, (ii) Mr. Galloway is a holder of the majority of the membership interests in Galloway Capital Management LLC, and (iii) Mr. Galloway is a holder of the majority of the partnership interests in Strategic Turnaround Equity Partners, L.P. Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC, Bruce Galloway and Gary Herman have shared voting and dispositive power over 220,600 shares included in the table. Gary Herman additionally has sole voting and dispositive power over 7,900 shares included in the table. Bruce Galloway has sole voting and dispositive power over 367,300 shares included in the table.

The information included in the table and in this footnote is derived from these entities’ joint Schedules 13D/A filed with the Securities and Exchange Commission on March 24, 2006 and April 18, 2006.

(15)	Includes the right to acquire 1,593,040 shares upon the conversion of senior subordinated notes held by MidOcean Capital Partners SB, L.P., formerly DB Capital Partners SBIC, L.P. Ultramar Capital, Ltd., MidOcean Capital Partners, L.P, Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC may all be deemed to be beneficial owners of the shares as a result of their direct or indirect control relationship with MidOcean Capital Investors, L.P. MidOcean Capital Partners, L.L.C. is the general partner of MidOcean Capital Partners SB, L.P. MidOcean Capital Partners, L.P. is the managing member of MidOcean Capital Partners, L.L.C. Existing Fund GP, Ltd. is the general partner of MidOcean Capital Partners, L.P. MidOcean Partners, LP is the sole owner of Existing Fund GP, Ltd. and MidOcean Associates, SPC is the general partner of MidOcean Partners, LP. On February 21, 2003, MidOcean Partners, LP, and Existing Fund GP, Ltd. acquired an 80% limited partnership interest and a general partnership interest, respectively, in DB Capital Partners, L.P. from DB Capital Partners, Inc. Prior to this time, none of Ultramar Capital, Ltd., Existing Fund GP, Ltd., MidOcean Partners, LP or MidOcean Associates, SPC had a beneficial ownership interest in the Common Stock. J. Edward Virtue may be deemed the beneficial owner of the shares because he indirectly controls the securities, but disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for MidOcean Capital Partners, L.L.C., MidOcean Capital Partners, L.P., Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC is 345 Park Avenue, 16th Floor, New York, New York 10154. The address for DB Capital Partners, Inc. is 31 West 52nd Street, New York, New York 10019.

EXECUTIVE OFFICERS OF RADIOLOGIX

Set forth below is information about each executive officer of Radiologix, including their ages as of the date of this proxy statement, and their positions with Radiologix.

Name	Age	Position

Sami S. Abbasi	41	Chief Executive Officer, President and Director
Stephen M. Forthuber	45	Senior Vice President, Field Operations
Michael N. Murdock	51	Senior Vice President and Chief Financial Officer
Michael L. Silhol	44	Senior Vice President, General Counsel and Secretary

Messrs. Abbasi, Murdock, and Silhol serve pursuant to employment agreements. Information regarding each executive officer who is not a director nominee is set forth below.

Michael N. Murdock joined Radiologix as Senior Vice President and Chief Financial Officer on February 1, 2005. From 1999 to 2005, he was Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado, and Utah. From 1997 to 1999, he was Chief Financial Officer of Physician Reliance Network, a publicly traded physician practice management company. From 1995 to 1997, Mr. Murdock was Chief Financial Officer of InteCare, a venture capital-backed health care company. From 1990 to 1995, he served as Treasurer of American Medical Holdings, Inc., an owner and operator of acute care facilities. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Stephen M. Forthuber joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February until December 2005 he was Senior Vice President and Chief Development Officer. He was named to his current position in December 2005. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber has a BBA from the College of William and Mary.

Michael L. Silhol joined Radiologix as Senior Vice President, General Counsel and Secretary in March 2004. From 1999 until he joined Radiologix, Mr. Silhol was Vice President of Legal Operations for Triad Hospitals, Inc. He received his J.D. from the University of Wisconsin Law School and his B.A. from Vanderbilt University. He is a member of the Wisconsin and Texas State bars and is board certified in Health Law by the Texas Board of Legal Specialization.

EXECUTIVE COMPENSATION

The table below sets forth information concerning annual and long-term compensation for services in all capacities to Radiologix for 2005, 2004, and 2003 for Radiologix’s (i) Chief Executive Officer and (ii) its other executive officers (collectively, with the Chief Executive Officer, the “Named Executives”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards		All Other Compensation[2]
				Restricted Stock Awards	Securities Underlying Options
Name and Principal Position	Year	Salary	Bonus[1]

Sami S. Abbasi[3] President and Chief Executive Officer	2005 2004 2003	509,615 357,692 314,500	300,000 175,000 100,000	— 300,000 —	— 500,000 250,000	5,615 43,375 2,640

Stephen Forthuber[4] Senior Vice President, Field Operations	2005 2004 2003	240,632 — —	115,000 — —	— — —	45,000 — —	3,196 — —

Carol A. Gleber[5] Senior Vice President, Chief Operating Officer	2005 2004 2003	413,113 — —	— — —	— — —	250,000 — —	— — —

Michael N. Murdock[6] Senior Vice President and Chief Financial Officer	2005 2004 2003	225,000 — —	125,000 — —	— — —	200,000 — —	— — —

Michael L. Silhol[7] Senior Vice President, General Counsel and Secretary	2005 2004 2003	223,077 174,802 —	112,500 53,000 —	— — —	25,000 100,000 —	5,277 — —

(1)	Bonuses are reported for the year with respect to which they were earned, regardless of when such bonuses are paid.

(2)	The table includes matching contributions allocated to the Named Executive’s accounts under the Company’s 401(k) defined contribution plan. All employees are eligible to participate in the 401(k) plan. The 401(k) plan allows for a discretionary employer match of contributions made by participants after they have completed 1,000 hours of service. Radiologix may make matching contributions of up to 3% of the participant’s compensation if the participant contributes 6% or more of their compensation. For participants who contribute less than 6% of their compensation, matching contributions may be made up to 50% of the amount contributed. The employee vests in the Company contributions 20% after two years of service, 40% after three years of service, 60% after four years of service, 80% after five years of service, and 100% after six years of service. With certain exceptions, unvested matching contributions are forfeited if the employee’s service terminates. No other annual compensation, such as perquisites or other personal benefits, is required to be reported under the Securities and Exchange Commission’s rules.

(3)

Mr. Abbasi was appointed as Chief Operating Officer in October 2003 and Chief Executive Officer in November 2004. Prior to holding those positions he served as Chief Financial Officer. Mr. Abbasi’s bonus for 2005 was structured such that $125,000 was paid in March 2006 and $175,000 will be payable on June 29, 2007, assuming that Mr. Abbasi remains employed by the Company at that time. If Mr. Abbasi is terminated by the Company without cause before June 29, 2007, the unpaid portion of the bonus will be payable upon termination. Furthermore, if there is a change in control of the Company, as defined in Mr. Abbasi’s employment agreement, he will be entitled to the unpaid portion of his bonus on the day immediately preceding the change in control. The amount included in the salary column for 2005 includes $9,615 Mr. Abbasi received for a cash-out of paid time off benefits. The amount included in the All Other Compensation column for 2004 includes $40,000 that Radiologix reimbursed Mr. Abbasi for legal fees he incurred in connection the negotiation of his employment agreement in November 2004.

(4)	Mr. Forthuber was appointed to his current position in December 2005. He served with the Company previously as Regional Vice President of Operations, Northeast. Mr. Forthuber’s bonus for 2005 was structured such that $57,500 was paid in March 2006 and $57,500 will be payable on June 29, 2007, assuming that Mr. Forthuber remains employed by the Company at that time. If Mr. Forthuber is terminated by the Company without cause before June 29, 2007, the unpaid portion of his bonus will be payable upon termination. Furthermore, if there is a change in control of the Company, as defined in the employment agreements of Messrs. Abbasi, Murdock and Silhol, Mr. Forthuber will be entitled to the unpaid portion of his bonus on the day immediately preceding the change in control.

(5)	Ms. Gleber joined Radiologix on July 15, 2005. She resigned from the Company effective November 18, 2005. As consideration for entering into a Resignation Agreement and Release with the Company, she received $300,000, which is included in the salary column for 2005. Also included in the salary column for 2005 is $8,113 received for a cash-out of accumulated, but not used, paid time off benefits.

(6)	Mr. Murdock joined Radiologix on February 1, 2005. Mr. Murdock’s bonus for 2005 was structured such that $62,500 was paid in March 2006, and $62,500 will be payable on June 29, 2007, assuming that Mr. Abbasi remains employed by the Company at that time. If Mr. Murdock is terminated by the Company without cause before June 29, 2007, the unpaid portion of his bonus will be payable upon termination. Furthermore, if there is a change in control of the Company, as defined in Mr. Murdock’s employment agreement, he will be entitled to the unpaid portion of his bonus on the day immediately preceding the change in control.

(7)	Mr. Silhol joined Radiologix on March 8, 2004. Mr. Silhol’s bonus for 2005 was structured such that $56,250 was paid in March 2006 and $56,250 will be payable on June 29, 2007, assuming that Mr. Silhol remains employed by the Company at that time. If Mr. Silhol is terminated by the Company without cause before June 29, 2007, the unpaid portion of his bonus will be payable upon termination. Furthermore, if there is a change in control of the Company, as defined in Mr. Silhol’s employment agreement, he will be entitled to the unpaid portion of his bonus on the day immediately preceding the change in control.

Stock Option Grants and Exercises

The following table sets forth information about options granted in 2005 to the Named Executives. Radiologix had outstanding 2,779,655 options to purchase Common Stock as of December 31, 2005.

Option Grants in 2005

	Individual Grants				Potential Realizable Value At Annual Rate of Stock Price Appreciation for Option Term[2]
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)[1]	Expiration Date
Name					5% ($)	10% ($)
Sami S. Abbasi[3]	—	—	—	—	—	—
Stephen M. Forthuber[4]	45,000	6%	4.34	3/20/15	122,781	311,126
Carol A. Gleber[5]	250,000	32%	4.20	7/14/15	660,111	1,672,719
Michael N. Murdock[6]	200,000	26%	4.75	1/31/15	597,243	1,513,412
Michael L. Silhol[7]	25,000	3%	4.34	3/20/15	68,211	172,848

(1)	The exercise price may be paid in shares of Common Stock owned by the Named Executive, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion.

(2)	Dollar amounts in these columns represent the value that might be realized upon exercise of the options immediately before they expire, assuming that the market price of Common Stock appreciates from the grant date at assumed annual rates of 5% and 10% (compounded annually) until the end of the 10-year term. The Securities and Exchange Commission prescribed the assumed appreciation rates. They are not intended to forecast future appreciation, if any, of the price of the Common Stock. These numbers do not take into account option provisions for early expiration following termination of employment, nontransferability, or vesting periods. Accordingly, Radiologix believes that the potential realizable price appreciation amounts included in the table may be overstated.

(3)	Mr. Abbasi did not receive any option grants in 2005.

(4)	Mr. Forthuber’s options vest in a series of five (5) successive equal annual installments of 1/5th of the total number of option shares upon his completion of each year of service over a five (5) year period measured from the grant date.

(5)	Had Ms. Gleber’s employment with the Company continued, 50,000 of the option shares would have vested on July 14, 2006 and the remaining 200,000 shares in a series of forty-eight (48) successive equal monthly installments of 1/60th of the total number of option shares upon her completion of each year of service over the forty-eight (48) months measured from the one year anniversary of the grant date. All of Ms. Gleber’s option grant terminated on November 18, 2005.

(6)	Mr. Murdock’s options vest in a series of sixty (60) successive equal installments of 1/60th of the total number of option shares upon his completion of each month of service over a sixty (60) month period measured from the grant date.

(7)	Mr. Silhol’s options vest in a series of five successive equal annual installments of 1/5th of the total number of option shares upon his completion of each year of service over a five (5) year period measured from the grant date.

The following table sets forth information about options exercised in 2005 by the Named Executives and the unexercised options held by the Named Executives at December 31, 2005.

Aggregated Option Exercises In 2005 and Year-End Values

	Shares Acquired On Exercise (#)	Value Realized[1]	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)[2]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Sami S. Abbasi	—	—	624,791	400,209	56,250	56,250
Stephen Forthuber	—	—	79,249	61,001	4,650	4,350
Carol A. Gleber	—	—	0	0	—	—
Michael N. Murdock	—	—	33,333	166,667	—	—
Michael L. Silhol	—	—	35,000	90,000	—	—

(1)	The value realized equals the fair market value of the Common Stock acquired on the date of exercise minus the exercise price.

(2)	Based on the closing price of the Common Stock of $3.05 per share as of December 31, 2005, less the option exercise price.

Employment Contracts

Radiologix has employment agreements with Messrs. Abbasi, Murdock and Silhol, each of whom receives annual base salaries at the rate of $500,000, $250,000, and $225,000, respectively. Each executive is eligible to participate in any bonus or incentive compensation plan that Radiologix may make available to its executive officers. Mr. Abbasi’s employment agreement has a four-year term, with automatic successive one-year renewals unless Mr. Abbasi or Radiologix gives notice to the contrary. Mr. Abbasi’s employment agreement contains a covenant not to compete with Radiologix for two years following termination of employment. The employment agreements of Messrs. Murdock and Silhol contain covenants not to compete for one year following termination of employment.

Pursuant to his employment agreement, in 2004 Mr. Abbasi was awarded 300,000 restricted shares of Common Stock and options to purchase 500,000 shares of Common Stock. In connection with the commencement of their employment with Radiologix in March 2004 and February 2005, respectively, Messrs. Silhol and Murdock were granted options to acquire 100,000 shares and 200,000 shares of Common Stock, respectively. For additional information on the awards to Messrs. Abbasi, Murdock and Silhol, see “Security Ownership of Certain Beneficial Owners and Management,” notes 3,8 and 10, and “Executive Compensation — Stock Option Grants and Exercises,” notes 3,6 and 7.

Mr. Abbasi’s employment agreement provides that Radiologix will pay him a lump sum severance payment in an amount equal to two times his then current salary if his employment terminates due to Disability, without Cause, a material default by Radiologix, or an Adverse Change in Duties (as those terms are defined in the employment agreement). Mr. Abbasi will also receive two times his most recent bonus or next targeted bonus, whichever is less. The employment agreements of Messrs. Murdock and Silhol provide that Radiologix will pay the executive a lump sum severance payment in an amount equal to the executive’s then current salary if the executive’s employment terminates for the same reasons specified in Mr. Abbasi’s employment agreement.

Ms. Gleber’s employment agreement provided for an annual base salary of $300,000 and she was eligible for participation in all bonus and incentive compensation plans. In connection with the commencement of her employment, she was also awarded options to acquire 250,000 shares of common stock. Her employment agreement provided that Radiologix would pay her a lump sum severance payment in an amount equal to her then current salary if her employment terminated for the same reasons specified in Mr. Abbasi’s employment agreement. Ms. Gleber’s employment agreement also contained a covenant not to compete for one year following termination of employment.

Pursuant to her resignation agreement, Ms. Gleber agreed to a one-year non-compete clause. Ms. Gleber also agreed to release Radiologix from any claims she may have had against Radiologix arising out of her hiring, employment, or termination of employment and certain state and federal employment laws. However, Ms. Gleber retained her right to enforce the Resignation Agreement, her rights pursuant to her Indemnification Agreement, dated as of July 15, 2005, and her rights to indemnification under Radiologix’s charter, bylaws, or any other applicable policy, including any applicable director and officer insurance policy.

As consideration for the releases and covenants provided by Ms. Gleber in the Resignation Agreement, Radiologix agreed to pay to Ms. Gleber $300,000 in cash as wages, less the required state and federal deductions. The incentive stock options granted to Ms. Gleber when she joined Radiologix expired by their own terms. Radiologix agreed to release Ms. Gleber from all claims Radiologix may have had against her as of November 18, 2005, other than claims that arose out of an action or omission of Ms. Gleber (i) made in bad faith; (ii) made without a reasonable belief that the action or omission was in the best interests of Radiologix; or (iii) that was unlawful or illegal.

Change of Control Agreements

Radiologix’s employment agreements with its executive officers contain change of control provisions.

Mr. Abbasi’s employment agreement provides that if his employment with Radiologix is terminated in connection with a Change of Control (i) by Radiologix, except for Cause, or (ii) by Mr. Abbasi with Good Reason (as those terms are defined in the employment agreements), then Radiologix will make a lump sum severance payment to him. The amount of severance to be paid is 2.99 times the sum of his annual base salary plus 2.99 times his most recent annual bonus (or 60% of the executive’s then current salary in lieu of the most recent bonus). Radiologix will provide 24 months of benefits, other than medical insurance. Medical benefits will be provided until the earlier of 18 months after the effective date of termination or until Mr. Abbasi obtains substantially equivalent benefits from another party. If the severance payments are subject to excise tax, then Radiologix will pay the executive an additional amount to cover the tax.

The employment agreements of Messrs. Murdock and Silhol generally provide that if their employment with Radiologix is terminated in connection with a Change of Control (i) by Radiologix, except for Cause, or (ii) by them with Good Cause (as those terms are defined in the employment agreements), then Radiologix will make a lump sum severance payment to them in the amount of two times the executives’ current annual salary and two times their most recent annual bonus. Radiologix will provide health care and other insurance until the earlier of 24 months from date of termination or until the executives obtain substantially equivalent benefits from another party. If the severance payments are subject to excise tax, then Radiologix will pay the executive an additional amount to cover the tax.

Director Compensation

Pursuant to the Company’s Amended and Restated Bylaws, Board members may be compensated in a manner and at a rate determined from time to time by the Board. Directors who are Radiologix employees do not receive additional compensation for serving on the Board. Directors who are not Radiologix employees receive $45,000 in restricted stock units issued under the Company’s 2004 Long-Term Incentive Compensation Plan (“Plan”) when they begin service as a director and then annually at the time of the Company’s next Annual Stockholders’ Meeting. Each award converts into deferred stock units on the first anniversary of the date the award was granted and remains deferred until one year after the earliest of: (i) retirement, resignation, or termination from board service; or (ii) a change in control of the Company, as defined in the Plan. Non-employee directors receive a monthly retainer of $1,500 for Board service, $500 for committee service, and $250 for service as a committee chair. A non-employee director who serves as Chairman of the Board receives a monthly retainer of $5,000. Non-employee directors also receive $1,000 for personal attendance at any Board or committee meeting and $500 for attendance by telephone.

Marvin S. Cadwell was appointed Chairman of the Board effective December 4, 2002. In consideration of his service as Chairman, Mr. Cadwell receives $5,000 per month. He also received an option to purchase 50,000 shares of Radiologix Common Stock at an exercise price of $4.69, which was the closing price of the Common Stock on the American Stock Exchange on the date the option was granted. The option fully vested as December 4, 2005.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. Radiologix has not adopted a policy with respect to annual executive compensation in excess of $1,000,000.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee is composed of independent directors who are not employees of Radiologix and who qualify as disinterested persons for purposes of Section 16(b) under the Securities Exchange Act of 1934, except for Dr. Sherman, who was appointed to the Compensation and Stock Plan Administration Committee in 2004. The Board determined that exceptional and limited circumstances exist that require his membership on the Compensation Committee to best serve the interests of the Company and its stockholders. The Compensation Committee is responsible for reviewing all aspects of the Company’s executive compensation programs and administering the Company’s 2004 Long-Term Incentive Compensation Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board policies and programs for the development of management personnel and management structure and organization. Members of the Compensation Committee are Messrs. Cadwell, Mello, and Sherman. Mr. Mello chairs Compensation Committee meetings. The Compensation Committee meets during the fiscal year to establish target base compensation levels for the Company’s executive officers for that year and to finalize bonuses for the previous year’s performance.

The Compensation Committee believes that compensation for the Company’s employees, including the Named Executives, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a productive relationship to the Company’ financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company’s interests ahead of their own.

The Company’s compensation philosophy is based on the following general principles:

•	To achieve compensation levels for executive officers through base salaries and bonuses (based on short-term and long-term Company and individual performance) to attract and retain the most qualified individuals.

•	To align employees’ and stockholders’ interests in maximizing stockholder value by granting options to purchase Common Stock.

Compensation of the Chief Executive Officer

Mr. Abbasi’s four-year employment agreement, entered into in November 2004, sets his annual salary at $500,000. His salary was negotiated with him and was established based on the competitive employment market at that time. The Compensation Committee reviews Mr. Abbasi’s performance and compensation (including salary, bonus, stock options and any other equity incentives) on an annual basis. In reviewing the

Chief Executive Officer’s compensation, the Compensation Committee uses a tally sheet totaling all of the CEO compensation, including base salary, bonus, restricted stock, stock options, perks, and company contributions to retirement plans. The Compensation Committee, working with an executive compensation consultant, also compared the compensation of the chief executive officer with his peers in other companies. The Compensation Committee determined that no increase in Mr. Abbasi’s base salary for 2005 was necessary, given that the Company had recently negotiated Mr. Abbasi’s base salary in late 2004.

Additionally, Mr. Abbasi’s employment agreement, described in more detail above under “Employment Contracts” and “Change of Control Agreements,” contains a non-competition and change of control provision. It is the Committee’s view that these provisions are an effective means to ensure continuity of leadership and to safeguard the Company against the risks associated with a key former executive officer entering into competitive business or employment relationships.

Mr. Abbasi’s employment agreement also states that he will participate in all Company bonus plans that are available to the Company’s corporate officers. The Compensation Committee awarded Mr. Abbasi a bonus of $300,000 for his performance in 2005. The Committee considered Mr. Abbasi’s accomplishment of objectives that had been established at the beginning of the year and the Committee’s own subjective assessment of his performance. In determining the amount of the bonus, the Committee compared Mr. Abbasi’s performance with the quantitative and qualitative financial, operational, strategic and other objectives that the Committee had previously reviewed and approved. The bonus amount was structured so that $125,000 of the bonus was payable in 2005 and $175,000 payable on June 29, 2007, assuming Mr. Abbasi is still employed by the Company as of that date. If Mr. Abbasi is terminated by the Company without cause before June 29, 2007, the unpaid portion of the bonus will be payable upon termination. Furthermore, if there is a change in control of the Company, as defined in Mr. Abbasi’s employment agreement, he will be entitled to the unpaid portion of his bonus payment on the day immediately preceding the change in control. The deferred bonus was structured to serve as a retention tool as the Company prepares to handle the challenges of the Federal Deficit Reduction Act of 2005.

In 2005 the Committee approved no option grants to Mr. Abbasi because he had recently been awarded 300,000 shares of restricted stock in late 2004.

2005 Compensation Committee Members:

Marvin S. Cadwell

Joseph C. Mello (Chairman)

Michael L. Sherman, M.D.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company’s Board of Directors participated in compensation decisions during 2005. No director is or has been an officer or employee of any entity on which any executive officer of Radiologix or its subsidiaries serves as a director or a member of the Compensation Committee.

Code of Ethics

The Board of Directors has adopted a Code of Conduct and Ethics (the “Code of Conduct”) applicable to the Company’s directors, officers, and employees. The Code of Conduct is available on our website at www.radiologix.com. If Radiologix makes any substantial amendments to the Code of Conduct or grants any waiver, including any implicit waiver, from a provision of the Code of Conduct to the Company’s directors, officers, or employees, we will disclose the nature of the amendment or waiver on that website or in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Radiologix. Based solely upon its review of copies of the forms received, Radiologix believes that all such reports were submitted on a timely basis during 2005.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Common Stock over the period commencing January 1, 2000, and ending December 31, 2005, with the Russell 2000 Index and a Peer Group Index. Each index assumes $100 invested at the close of trading on January 1, 2000, and reinvestment of dividends.

(1)	The peer group index includes the following companies: Alliance Imaging, Inc., AmSurg Corp, Pediatrix Medical Group, Inc., Renal Care Group, Inc., and United Surgical Partners International, Inc. The returns of each company included in the peer group index have been weighted according to its stock market capitalization at the beginning of each period included in the graph. U.S. Oncology, Inc. was included in the 2003 peer group but is not included in the 2004 peer group because it was acquired by a private investor.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Pursuant to Securities and Exchange Commission rules, stockholder proposals must be delivered to Radiologix at its principal executive offices no later than January 1, 2007, to be considered for inclusion in Radiologix’s proxy statement for the 2007 annual meeting of stockholders. In accordance with the Company’s bylaws, stockholder proposals to be considered at the 2007 annual meeting but not included in the proxy statement for that meeting are untimely if received before April 7, 2007 or after May 7, 2007. The 2007 Annual Stockholders’ Meeting is currently scheduled for June 7, 2007. Nominations by stockholders of persons for election to the Board of Directors may be made if the stockholder’s notice required by the Company’s bylaws is received no later than April 7, 2007. All stockholder proposals and nominations should be directed to Radiologix, Inc., 3600 JPMorgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, Attention: Michael L. Silhol, Senior Vice President, General Counsel & Secretary.

Radiologix has established procedures, available on our website at www.radiologix.com, by which stockholders can send communications to the Board of Directors. Under those procedures, all communications to the Board of Directors should be sent to the Board in care of the Company’s Senior Vice President, General Counsel & Secretary.

GENERAL

The 2005 Annual Report to Stockholders, which includes the Company’s Report on Form 10-K, is being mailed to the stockholders with this proxy statement. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon payment of the Company’s expenses in furnishing the exhibit(s). Any request for exhibits should be in writing addressed to General Counsel, Radiologix, Inc., 3600 JPMorgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael L. Silhol

Senior Vice President, General Counsel and Secretary

April 24, 2006

Proxy - Radiologix, Inc.

3600 JPMorgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-2776

Annual Meeting of Stockholders to be held June 1, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of Radiologix, Inc., a Delaware corporation (the “Company”), hereby appoints Sami S. Abbasi and Michael L. Silhol, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776, at 9:00 A.M., local time, on Thursday, June 1, 2006, and at any adjournment thereof.

(continued on reverse side)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold				For	Withhold
	01 - Marvin S. Cadwell	☐	☐	05 - Michael L. Sherman, M.D.			☐	☐
	02 - Paul D. Farrell	☐	☐	06 - Sami S. Abbasi			☐	☐
	03 - John R. Gunn	☐	☐	07 - Kent S. Marquardt			☐	☐
	04 - Joseph C. Mello	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

				For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.			☐	☐	☐	Mark this box if you have made any comments		☐

3.	In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting, including adjournment.						Comments (Mark the box above if you leave comments)

I will be attending the meeting				☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.

Signed but unmarked proxies will be voted in favor of the proposals described in our proxy statement.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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